Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Unless otherwise indicated, all of the voting securities of these subsidiaries are directly or indirectly owned by the registrant. Where the name of the subsidiary is indented, the voting securities of such subsidiary are owned directly by the company under which its name is indented.

Name	Jurisdiction of Incorporation
American Express Company	United States

56th Street AXP Campus LLC	United States

American Express Austria Bank GmbH	Austria

American Express Bank LLC	Russia

American Express Banking Corp.	United States

American Express International Deposit Company	Cayman Islands

American Express Travel Related Services Company, Inc.	United States

American Express Bank (Mexico) S.A.	Mexico

American Express Bank Services, S.A. de C.V.	Mexico

American Express Bank FSB	United States

American Express Receivables Financing Corporation IV, LLC.	United States

American Express Business Loan Corporation	United States

American Express Centurion Bank	United States

American Express Centurion Services Corporation	United States

American Express Receivables Financing Corporation III, LLC.	United States

American Express Company (Mexico) S.A. de C.V.	Mexico

American Express Insurance Services, Agente de Seguros, S.A. de C.V.	Mexico

American Express Servicios Profesionales, S.A. de C.V.	Mexico

American Express Credit Corporation	United States

American Express Capital Australia	Australia

American Express Credit Mexico, LLC	United States

Fideicomiso Empresarial Amex No. 232033 (American Express Business Trust)	Mexico

American Express Euro Funding Limited Partnership	United Kingdom

American Express Overseas Credit Corporation Limited	Jersey

AEOCC Management Company Limited	Jersey

American Express Overseas Credit Corporation N.V.	Netherlands Antilles

AE Hungary Holdings Limited Liability Company	Hungary

American Express Canada Credit Corporation	Canada

American Express Canada Finance Limited	Canada

American Express Sterling Funding Limited Partnership	United Kingdom

American Express Funding (Luxembourg) S.a.r.l	Luxembourg

Credco Finance, Inc.	United States

Credco Receivables Corp.	United States

American Express Dutch Capital, LLC	United States

American Express France Holdings I LLC	United States

American Express France Holdings II LLC	United States

American Express Global Financial Services, Inc.	United States

American Express Holdings Netherlands CV	Netherlands

American Express Incentive Services, Inc.	United States

American Express Incentive Services LLC	United States

American Express Insurance Agency of Puerto Rico, Inc.	Puerto Rico

American Express International (NZ), Inc.	United States

American Express Limited	United States

Alpha Card SCRL	Belgium

Alpha Card Merchant Services SCRL	Belgium

American Express (Malaysia) SDN. BHD.	Malaysia

American Express (Thai) Co. Ltd	Thailand

American Express Brasil Assessoria Empresarial Ltda.	Brazil

American Express International (B) SDN, BHD	Brunei Darussalam

American Express International Holdings, LLC	United States

American Express Argentina S.A.	Argentina

American Express Holdings (France) SAS	France

American Express France SAS	France

American Express Carte France SA	France

American Express Change SAS	France

American Express Paris SAS	France

American Express Services SA	France

American Express Voyages SAS	France

American Express Management	France

American Express France Finance SNC	France

South Pacific Credit Card Limited	New Zealand

Centurion Finance Limited	New Zealand

American Express International, Inc.	United States

AE Exposure Management Limited	Jersey

American Express (India) Private Limited	India

American Express Asia Network Consulting (Beijing) Limited Company	China

American Express Australia Limited	Australia

American Express Business Solutions Co., Ltd.	Japan

American Express Company AS	Norway

American Express Corporate Travel SA	Belgium

American Express Denmark A/S	Denmark

American Express Europe Limited	United States

Sceptre Nominees Limited	United Kingdom

American Express Group Services Limited	United Kingdom

American Express Holdings AB	Sweden

American Express Business Travel A/S	Denmark

American Express Business Travel AB	Sweden

American Express Business Travel AS	Norway

Forsakringsaktiebolaget Viator	Sweden

American Express Holdings Limited	United Kingdom

American Express Services Europe Limited	United Kingdom

American Express Hungary Financial Services Closed Company Limited by Shares	Hungary

American Express Hungary Travel Services Ltd.	Hungary

American Express International (India) Private Limited	India

American Express International (Taiwan), Inc.	Taiwan, Province of China

American Express International SA	Greece

Key Tours Ltd.	Greece

American Express Locazioni Finanziarie s.r.l	Italy

American Express Payment Services Limited	United Kingdom

American Express Poland S.A.	Poland

American Express Reisebüro GmbH	Austria

American Express Services India Limited	India

American Express Slovensko, s.r.o.	Slovakia

American Express spol. s.r.o.	Czech Republic

American Express Swiss Holdings GmbH	Switzerland

Swisscard AECS AG	Switzerland

American Express Travel (Singapore) Pte. Ltd.	Singapore

American Express Travel Holdings (Hong Kong) Limited	Hong Kong

CITS American Express Air Services Ltd	China

CITS American Express Southern Air Services Ltd	China

CITS American Express Travel Services Ltd	China

Farrington American Express Travel Services Limited	Hong Kong

American Express Travel Holdings (M) Company SDN, BHD	Malaysia

Mayflower American Express Travel Services SDN, BHD	Malaysia

American Express Travel Related Services Pakistan (Pvt.) Ltd.	Pakistan

American Express Travel Services Vostok, LLC	Russia

ZAO “American Express International Services”	Russia

American Express Wholesale Currency Services Pty. Limited	Australia

Amex Broker Assicurativo s.r.l.	Italy

Amex General Insurance Agency, Inc.	Taiwan, Province of China

Amex Life Insurance Marketing, Inc.	Taiwan, Province of China

Amex Travel Holding (Japan) Ltd.	Japan

American Express Nippon Travel Agency, Inc.	Japan

Interactive Transaction Solutions Limited	United Kingdom

Interactive Transaction Solutions SAS	France

Mackinnons American Express Travel (Private) Limited	Sri Lanka

Merchant Services Poland, S.A.	Poland

Sociedad Internacional de Servicios de Panama S.A.	Panama

TransUnion Limited	Hong Kong

American Express Service (Thailand) Company Limited	Thailand

TRS Card International, Inc.	United States

American Express de Espana, S.A. (Sociedad Unipersonal)	Spain

American Express E.F.C., S.A. (Sociedad Unipersonal)	Spain

American Express Foreign Exchange, S.A. (Sociedad Unipersonal)	Spain

American Express Viajes, S.A. (Sociedad Unipersonal)	Spain

American Express Barcelo Viajes SL	Spain

Amex Asesores de Seguros, S.A. (Sociedad Unipersonal)	Spain

American Express Marketing & Development Corp.	United States

American Express Prepaid Card Management Company, LLC	United States

American Express Publishing Corporation	United States

American Express Receivables Financing Corporation II	United States

American Express Receivables Financing Corporation V LLC	United States

Amex (Middle East) B.S.C. (c)	Bahrain

Amex Al Omania LLC	Oman

Amex Egypt LLC	Egypt

ASAL (American Express Saudi Arabia Ltd)	Bahrain

Amex Bank of Canada	Canada

Amex Canada Inc.	Canada

Amex Card Services Company	United States

Asesorías e Inversiones American Express Chile Limitada	Chile

Amex Inmobiliaria Limitada	Chile

Bansamex, S.A.	Spain

Cardmember Financial Services Limited	Jersey

Cavendish Holdings, Inc.	United States

Drillamex, Inc.	United States

FRC West Property. LLC	United States

Harbor Payments, Inc.	United States

Fiware Holdings, Inc.	United States

Harbor Payments Corporation	United States

Southern Africa Travellers Cheque Company (Pty).Ltd.	South Africa

Swiss Bankers Prepaid Services AG	Switzerland

Travel Impressions, Ltd.	United States

Travellers Cheque Associates Limited	United Kingdom

AMEX Assurance Company	United States

Amexco Insurance Company	United States

National Express Company, Inc.	United States

The Balcor Company Holdings, Inc.	United States

The Balcor Company	United States

Rexport, Inc.	United States